                                                                    Exhibit 10.3

                                  LEASE BETWEEN
                     TECHNOLOGY PARK VII LIMITED PARTNERSHIP
                                       AND
                              CARLETON CORPORATION
                                       FOR
                     BUILDING IX, 700 TECHNOLOGY PARK DRIVE
                            BILLERICA, MASSACHUSETTS

                                      INDEX
                                                                      Page No.
                                                                      --------

REFERENCE DATA                                                           1
--------------

         Paragraph 1.1   Subject Referred To                             1
         Paragraph 1.2   Exhibits                                        2

ARTICLE II - PREMISES AND TERM:                                          3
------------------------------

         Paragraph 2.1   Premises                                        3
         Paragraph 2.2   Term                                            3

ARTICLE III - CONSTRUCTION:                                              3
--------------------------

         Paragraph 3.1   Initial Construction                            3
         Paragraph 3.2   Preparation of Premises for Occupancy           4
         Paragraph 3.3   General Provisions Applicable to Construction   5
         Paragraph 3.4   Representatives                                 5

ARTICLE IV - RENT:                                                       5
-----------------

         Paragraph 4.1   Rent                                            5
         Paragraph 4.2   Operating Cost Escalation                       6
         Paragraph 4.3   Payments                                        8

ARTICLE V - LANDLORD'S COVENANTS:                                        8
--------------------------------

         Paragraph 5.1   Landlord's Covenants during the Term            8
         Paragraph 5.2   Interruptions                                   9

ARTICLE VI - TENANT'S COVENANTS:                                         9
-------------------------------

Paragraph 6.1            Tenant's Covenants during the Term              9

ARTICLE VII - CASUALTY AND TAKING:                                       14
---------------------------------

         Paragraph 7.1   Casualty and Taking                             14
         Paragraph 7.2   Reservation of Award                            15

ARTICLE VIII - RIGHTS OF MORTGAGEE:                                      15
----------------------------------

         Paragraph 8.1   Priority of Lease                               15
         Paragraph 8.2   Limitation on Mortgagee's Liability             15
         Paragraph 8.3   Mortgagee's Election                            16
         Paragraph 8.4   No Prepayment or Modification, etc.             16
         Paragraph 8.5   No Release or Termination                       16
         Paragraph 8.6   Continuing Offer                                17
         Paragraph 8.7   Mortgagee's Approval                            17
         Paragraph 8.8   Submittal of Financial Statement                17

ARTICLE IX - DEFAULT:                                                    17
---------------------

         Paragraph 9.1   Events of Default                               17
         Paragraph 9.2   Tenant's Obligations After Termination          18

ARTICLE X - MISCELLANEOUS:                                               19
-------------------------

Paragraph 10.1           Titles                                          19
Paragraph 10.2           Notice of Lease                                 19
Paragraph 10.3           Relocation                                      19
Paragraph 10.4           Notices from One Party to the Other             19
Paragraph 10.5           Bind and Inure                                  19
Paragraph 10.6           No Surrender                                    19
Paragraph 10.7           No Waiver, etc.                                 20
Paragraph 10.8           No Accord and Satisfaction                      20
Paragraph 10.9           Cumulative Remedies                             20
Paragraph 10.10          Partial Invalidity                              20
Paragraph 10.11          Landlord's Right to Cure                        21
Paragraph 10.12          Estoppel Certificate                            21
Paragraph 10.13          Waiver of Subrogation                           21
Paragraph 10.14          Brokerage                                       21

ARTICLE XI - SECURITY DEPOSIT                                            22
-----------------------------

                Date of Lease Execution: July 25, 1996

                                 REFERENCE DATA

1.1      SUBJECTS REFERRED TO:

         Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1.

LANDLORD: Technology Park VIII Limited Partnership

MANAGING AGENT: The Gutierrez Company

LANDLORD'S AND MANAGING AGENT'S ADDRESS: Burlington Office Park
                                         One Wall Street
                                         Burlington, Massachusetts 01803

LANDLORD'S REPRESENTATIVE: John A. Cataldo

TENANT: Carleton Corporation

TENANT'S ADDRESS (FOR NOTICE & BILLING): 700 Technology Park Drive - Building IX
                                         Billerica Massachusetts 01821

TENANT REPRESENTATIVE: Hem Desai

LANDLORD'S MORTGAGEE:  Teachers Insurance and Annuity Association of America
                       730 Third Avenue, New York, New York 10017

BUILDING: Building IX 700, Technology Park Drive        FLOOR: Second

RENTABLE FLOOR AREA OF TENANT'S SPACE: 11.881 SQUARE FEET

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  43.675  SQUARE FEET

TENANT'S DESIGN COMPLETION DATE:   JULY 29, 1996

CHECK ONE:        COMPLETE PLANS [ ]    INTERIOR SELECTION  [X]

SCHEDULED TERM COMMENCEMENT DATE: October 1, 1996

OUTSIDE DELIVERY DATE:  November 1, 1996

TERM EXPIRATION DATE: September 30, 2001     APPROXIMATE TERM:  5 Years

FIXED RENT: $162,175.65/YEAR        MONTHLY FIXED RENT: $13,514.64

ANNUAL ESTIMATED OPERATING COSTS: $251,131.25 / $5.75/RSF

ESTIMATED COST OF ELECTRICAL SERVICE TO TENANTS SPACE
(Included in Fixed Rent):  $8,910.75  /  $0.75/RSF

FIRST FISCAL YEAR FOR TENANT'S PAYING OPERATING COSTS ESCALATION-
YEAR ENDING    December 31, 1997

SECURITY DEPOSIT: N/A                          GUARANTOR  N/A

TENANT IMPROVEMENT REIMBURSEMENT TO LANDLORD: N/A

PERMITTED USES:  General Office

REAL ESTATE BROKER(S):    The Leggat Company
                          Samuel E. Oddo, Inc.

PUBLIC LIABILITY INSURANCE:    BODILY INJURY AND PROPERTY DAMAGE
         EACH OCCURRENCE:      $1,000,000
         AGGREGATE:            $2,000,000

SPECIAL PROVISIONS: Landlord will build-out Premises at Landlord's sole cost in accordance with Exhibits A & C.

1.2  EXHIBITS

         The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease:

         EXHIBIT A         Plan Showing Tenant's Space
         EXHIBIT B         Riders (not applicable)
         EXHIBIT C         Specifications of Leasehold Improvements and Tenant
                           Layout
                           (if applicable)
         EXHIBIT D         Landlord's Services
         EXHIBIT E         Rules and Regulations
         EXHIBIT F         Guaranty (not applicable)
         EXHIBIT G         Estoppel Certificate
         EXHIBIT H         Option to Extend

                                   ARTICLE II
                                PREMISES AND TERM


2.1      PREMISES

         Subject to and with the benefit of the provisions of this Lease and any ground lease or land disposition agreement relating to the parcel on which the Building is located (the "Lot"), Landlord hereby leases to Tenant and Tenant leases from Landlord, Tenant's Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as "the Premises."

         Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common facilities included in the Building or on the Lot, including the parking facility, if any, to the extent from time to time designated by Landlord; and (b) the building service fixtures and equipment serving the Premises.

         Landlord reserves the right from time to time, without unreasonable interference with Tenant's use (a) to install repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any other common facility provided that substitutions are substantially equivalent or better.

2.2      TERM

         To have and to hold for a period (the "Term") commencing on the latter of: a) when the Premises are deemed ready for occupancy as provided in Section 3.2, or b) if no work is to be performed by Landlord pursuant to Article m, on the Scheduled Term Commencement Date (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date") and continuing until the Expiration Date, unless sooner terminated as provided in Section 3.2 or 7.1 or in Article IX.



                                   ARTICLE III
                                  CONSTRUCTION


3.1      INITIAL CONSTRUCTION

         Tenant shall on or before Tenant's Design Completion Date, provide to Landlord for approval a plan of the Premises "marked" to show the appropriate fit-up work to be performed by Landlord in accordance with the attached "Exhibit C" hereto.

         Tenant's interior furnishings, i.e., specification, coordination, supply and installation of furniture, furnishings, computer equipment, telephones and movable equipment will be the responsibility of Tenant. All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such a manner as to maintain harmonious labor relations and not damage the Building or Lot or interfere with Building operations. Except for installation of furnishings, including carpets, the installation of telephone systems, and computer network, which must be performed by Tenant's telephone contractor at Tenant's direction and expense (all telephone equipment, including the telephone interface, shall be installed within tenant's area), all such work shall be performed by Landlord's general contractor and Tenant shall pay therefor an amount equal to the cost of any changes requested by Tenant from the specifications in Exhibit C, including the cost to Landlord of the general contractor's overhead and profit, which amount shall be due and payable as additional rent, on the Commencement Date. Tenant shall have the right to install a wall in the lab area, as long as Landlord approves the plan, which approval shall not be unreasonably withheld, and Tenant obtains all necessary permits for such work. Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal offic use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1, unless Tenant first gives assurances acceptable to landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Premises or the Building. All changes and additions shall be part of the Building, except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

3.2      PREPARATION OF PREMISES FOR OCCUPANCY

         If Landlord is obligated to perform construction work pursuant to Exhibit C, Landlord agrees to use reasonable efforts to have the Premises ready for occupancy on or before the Scheduled Term Commencement Date, which shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to, obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control. The Premises shall be deeme ready for occupancy on the latter of:

         (a)      The Scheduled Term Commencement Date; or

         (b) The date on which the Tenant's improvements, as specified in Exhibit C, are substantially completed as certified by Landlord's architect;

provided, however, that if Landlord is unable to complete construction due to delay in Tenant's compliance with the provisions of Section 3.1 of this Lease, then the Premises shall be deemed ready for occupancy no later than the Scheduled Term Commencement Date.

         Landlord shall permit Tenant access for installing equipment and furnishings in the Premises prior to the Term when it can be done without material interference with Landlord's remaining work.

         In the event of Tenant's failure to comply with the provisions of
Section 3.1 of this Lease to submit information or to deliver construction drawings and specifications which meet Landlord's approval, Landlord may, at Landlord's option, exercisable by notice to Tenant, terminate this Lease on the date specified in said notice to Tenant, and upon such termination Landlord shall have all the rights provided in event of Tenant's default in Article IX of this Lease. Notwithstanding the foregoing provisions, if the Premises are not deemed ready for occupancy on or before the Outside Delivery Date for whatever reason, other than Tenant's default, Tenant may elect to cancel this Lease at any time thereafter while the Premises are not deemed ready for occupancy by giving notice to Landlord of such cancellation which shall be effective when given, it being understood that said election shall be Tenant's sole remedy at law or in equity for Landlord's failure to have the Premises ready for occupancy.

3.3      GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

         All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Landlord's obligations under Section 3.1 shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall, in either case, have given written notice to Landlord prior to such commencement. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within 30 days after they are deemed ready for occupancy as provided in Section 3.2, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

3.4      REPRESENTATIVES

         Each party authorizes the other to rely in connection with their respective rights and obligations under this Article m upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.


                                   ARTICLE IV
                                      RENT


4.1      RENT

         Tenant agrees to pay, without any offset or reduction whatever, fixed rent equal to 1/12th of the Fixed Rent in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the rate payable for such portion in advance. Notwithstanding the foregoing, the Fixed Rent shall be abated for the first seven (7) days of the Lease Term.

4.2      OPERATING COST ESCALATION

         With respect to the First Fiscal Year for Tenant's Paying Operating Cost Escalation, or fraction thereof, and any Fiscal Year or fraction thereafter, Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth (30th) day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall rende a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding Fiscal Year or fraction thereof, as the case may be, Landlord's Operating Costs,

         EXCLUDING the interest and amortization on mortgages for the Building and Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made,

         BUT INCLUDING, without limitation: real estate taxes on the Building and Lot; installments and interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any Fiscal Year or fraction of a Fiscal Year; premiums for insurance; compensation and all fringe benefits, workmen's compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; steam, water, sewer, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility, but not including the cost to Landlord of electricity furnished for lighting, electrical facilities, equipment, machinery, fixtures and appliances used by Tenant in Tenant's Space (other than Building heating, ventilating and air conditioning equipment) as set forth in Paragraph VII of Exhibit D; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); imputed cost equal to the loss of rent by Landlord for making available to the managing agent space for a Building office on the ground floor or above (limited to 200 square feet); if the building is located in an office park, the Building's pro rata share (as reasonably determined by landlord) of the cost of operating, maintaining and repairing the common areas and facilities within such park (such as, but not limited to, snow plowing, landscaping, common area and street lighting, security and management); and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, and repair of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the costs thereof as reasonably amortized by Landlord, with legal interests on the unamortized amount, shall be included in Landlord's Operating Costs. If the Building is not fully occupied, Landlord's Statement shall also show the average number of square feet of the Building which were occupied for the preceding Fiscal Year or fraction thereof.

         If the management fee is reduced by reason of a tenant's default in the payment of fixed or additional rent, Landlord shall reduce the Annual Estimated Operating Costs by the amount of such reduction in the management fee. In case of services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant's

Space bears to the total rentable floor area to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).

         "Operating Cost Escalation" shall be equal to the difference, if any, between:

         (a) the product of Landlord's Operating Costs per rentable square foot as indicated in Landlord's Statement times the Rentable Floor Area of Tenant's Space; and

         (b) the product of the Annual Estimated Operating Costs (as reduced pursuant to this Section 4.2) per rentable square foot times the Rentable Floor Area of Tenant's Space.

         If, with respect to any Fiscal Year or fraction thereof during the Term, Tenant is obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of each ensuing Fiscal Year thereafter, until Landlord's Statement for an ensuing Fiscal Year reflects that Tenant is not obligated to pay Operating Cost Escalation, Estimated Monthly Escalation Payments equal to 1/12th of the annualized Operating Cost Escalation for the immediately preceding Fiscal Year. Estimated Monthly Escalation Payments for each ensuing Fiscal Year shall be made retroactively from the first day of such Fiscal Year and on account of the payment to be made pursuant to the first sentence of this Section 4.2 for such Fiscal Year, with an appropriate additional payment or refund to be made within thirty (30) days after Landlord's Statement is delivered.

         The term "real estate taxes" as used above shall mean all taxes of every laud and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following: There shall be excluded for such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes."

         Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2 to any annual period other than the Fiscal Year and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements, rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

         Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a Fiscal Year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of
(a) 10 days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

4.3      PAYMENTS

         All payments of fixed and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate by notice to Tenant. If any installment of rent, fixed or additional or on account of leasehold improvements is paid more than 5 days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to the average prime commercial rate from time to time established by the three largest bars in Boston, Massachusetts, plus two percent (2%) per annum from such due date, which interest shall be immediately due and payable as further additional rent.



                                    ARTICLE V
                              LANDLORD'S COVENANTS


5.1      LANDLORD'S COVENANTS DURING THE TERM

         Landlord covenants during the Term:

         5.1.1 Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D;

         5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant;

         5.1.3 Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs and common facilities of the Building as may be necessary to keep them in serviceable condition; and

         5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof.

         5.1.5 Landlord represents that the description of the Premises, the Building and the Lot in the Lease Proposal is true, accurate and complete in all materials respects, and that the heating, ventilation and air conditioning systems and all utilities serving the Premises will be in good working order on the Commencement Date.

         5.1.6 Indemnity - To defend, with counsel reasonably acceptable to Tenant, save harmless, and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) arising from the omission fault, willful act, negligence or other misconduct of Landlord or its agents and representatives; or (ii) resulting from the failure of Landlord to perform and discharge its covenants and obligations under this Lease.

         5.1.7 Insurance - Landlord shall insure the Building with full replacement cost coverage.

5.2      INTERRUPTIONS

         Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes, actual or constructive, total or partial, eviction from the Premises.

         Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.



                                   ARTICLE VI
                               TENANT'S COVENANTS


6.1      TENANTS COVENANTS DURING THE TERM

         Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

         6.1.1 Tenant's Payments - To pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utility for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connectio with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges of Landlord for services rendered pursuant to Section 5.1.2 hereof;

         6.1.2    Repairs and Yielding Up - Except as otherwise provided in
                  Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified therein to be removed at Tenant's electio and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat; any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it by effecting such removal and disposition and in making any incidental repairs and replacements to the Premises for use and occupancy durin the period after the expiration of the term; it being agreed that the acceptance of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantable and usable condition, considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantable repair;

         6.1.3 Occupancy and Use - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building or Lot; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;

         6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations;

         6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

         6.1.6 Assignment and Subletting - Not without prior written consent of Landlord (which consent shall not be unreasonably withheld) to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, and as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance. Any rental received by Tenant from sub-tenant must be remitted to Landlord. Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises. Tenant shall have the right, without the consent of Landlord, to assign its interest under the Lease I to any natural person, partnership, corporation or other form of business or legal association or entity which (i) acquires all or substantially all of Tenant's assets, either by merger or consolidation; and
                  (ii) has a net worth, determined in accordance with generally accepted accounting principles consistently applied, immediately after the assignment which is at least as great as the net worth of Tenant (determined in the same manner) immediately before the assignment;

         6.1.7 Indemnity - To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease;

         6.1.8 Tenant's Liability Insurance - To maintain public liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord with the certificates thereof;

         6.1.9 Tenant's Workmen's Compensation Insurance - To keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;

         6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry; to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times, provided that Landlord and Landlord's agents use reasonable efforts to minimize interference with the operation of Tenant's business caused by any entry described above;

         6.1.11 Loading - Not to place a load upon the Premises exceeding an average rate of 60 pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such a manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise;

         6.1.12 Landlord's Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

         6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, except for Landlord's negligence or willful act of omission, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord;

         6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or material performed or furnished in connection therewith to attach to the Premises; and immediately to discharge any such liens which may so attach;

         6.1.15 Changes or Additions - Not to make any material changes or additions to the Premises without Landlord's prior written consent; and

         6.1.16 Holdover - To pay to Landlord 1.75 times the total of the Fixed and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease; at the option of the Landlor exercised by a written notice given to Tenant while such holding over continues, such holding over shall constitute an extension of this Lease for a period of a month to month tenancy at 1.75 times the Fixed and additional rent.

         6.1.17 Hazardous Materials - Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials onto or in the vicinity of the Premises. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
                  Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and

                  Response Act, as amended, M.G.L. c.21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts, (collectively, the "Hazardous Waste Laws"). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises, and onl if such release of hazardous materials was caused by Tenant. If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) days of Tenant's receipt or transmittal thereof. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge of belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere on the Lot if caused by Tenant or persons acting under Tenant. Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice t Tenant, to ensure compliance with this paragraph. The within covenants shall survive the expiration or earlier termination of the lease term.



                                  ARTICLE VII
                              CASUALTY AND TAKING

7.1      CASUALTY AND TAKING

         In case during the Term all or any substantial part of the Premises, the Building, or Lot or any one or more of them (i.e. requiring greater than ten months to rebuild in Landlord's judgment) are damaged materially by fire or any other cause or by action of public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlor or Tenant's election, which may be made, notwithstanding Landlord's entire interest may have been divested, by notice given to each other within 30 days after (i) the occurrence of the event giving rise to the election to terminate and (ii) notice from Landlord to Tenant of Landlord's estimate of the approximate construction period to repair the casualty, which notice will be given to Tenant within 60 days after the occurrence, which notice shall specify the effective date of termination which shall be no less than 30 nor more than 60 days after the date of notice of such termination. If in any such case the Premises are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or in case of taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages, and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses.

7.2      RESERVATION OF AWARD

         Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, or
(ii) relocation expenses recoverable by Tenant from such authority in a separate action.


                                  ARTICLE VIII
                               RIGHTS OF MORTGAGEE


8.1      PRIORITY OF LEASE

         Landlord shall have the option to subordinate this Lease to any mortgagee or deed of trust of the Lot or Building, or both ("the mortgaged premises"), provided that the holder thereof enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Unless Landlord exercises such option, this Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other encumbrance on the mortgaged premises.

8.2      LIMITATION ON MORTGAGEE'S LIABILITY

         Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession, the duty to perform all Landlord's obligations hereunder. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord, subject to the provisions of Section 8.3 provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under the provisions of Section 10.5 to the owner of the equity of the mortgaged premises.

8.3      MORTGAGEE'S ELECTION

         Notwithstanding any other provision to the contrary contained in this Lease, if prior to the substantial completion of Landlord's obligations under
Article III, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect by written notice given to Tenant and Landlord at any time within 90 days after such entry and taking of possession, not to perform Landlord's obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within 30 days after the day on which such holder shall have given its notice as aforesaid.

8.4      NO PREPAYMENT OR MODIFICATION,  ETC.

         No Fixed Rent, additional rent, or any other charge shall be paid more than ten days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.5      NO RELEASE OR TERMINATION

         No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which coul or would give basis to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6      CONTINUING OFFER

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any reasonable agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

8.7      MORTGAGEE'S APPROVAL

         Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the Premises are a part. Unless Landlord gives Tenant written notice within thirty (30) days after the date hereof that such holder or issuer, or both, disapprove this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 8.7 shall be of no further force or effect.

8.8      SUBMITTAL OF FINANCIAL STATEMENT

         At any time and from time to time during the term of this Lease, within fifteen (15) days after request therefor by Landlord, Tenant shall supply to Landlord and/or any Mortgagee a current financial statement or such other financial information as may be reasonably required by any such party.



                                   ARTICLE IX
                                     DEFAULT



9.1      EVENTS OF DEFAULT

         If any default by Tenant continues after certified notice, in case of Fixed Rent or additional rent for more than ten days, or in any other case for more than 30 days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days; or if Tenant or Guarantor makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against Tenant or any Guarantor and is not dismissed within 30 days; or if a receiver or similar officer becomes entitled to Tenant's leasehold hereunder and it is not returned to Tenant within 90 days; or if such leasehold is taken on execution or other process of law in any action against Tenant; then, and in any such cases, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice and with or without process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided. Tenant hereby waives all statutory rights including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2      TENANTS OBLIGATIONS AFTER TERMINATION

         In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Fixed Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expense of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and
(ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                    ARTICLE X
                                  MISCELLANEOUS


10.1     TITLES

         The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2     NOTICE OF LEASE

         Upon request of either party, both parties shall execute and deliver, after the Term begins, a short form of this Lease in a form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.3     RELOCATION

         (Not Applicable)

10.4     NOTICES FROM ONE PARTY TO THE OTHER

         No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord's Address, or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested, delivered by hand, or by overnight express service by a carrier providing a receipt of delivery. Notices shall be deemed received on the earlier of (a) actual receipt, or (b) five business days after being mailed as provided above.

10.5     BIND AND INURE

         The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Neither the Landlord named herein nor any successive owner of the Premises whether an individual trust, a corporation or otherwise shall have any personal liability beyond their equity interest in the Premises.

10.6     NO SURRENDER

         The delivery of keys to any employees of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.7     NO WAIVER, ETC.

         The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of an agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.8     NO ACCORD AND SATISFACTION

         No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.9     CUMULATIVE REMEDIES

         The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.10    PARTIAL INVALIDITY

         If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.11    LANDLORD'S RIGHT TO CURE

         If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two percent (2%) per annum in excess of the then prime rate of interest being charged by a majority of the banks in Boston), and all necessary incidental costs and expenses in connection with the performance of any such acts by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.12    ESTOPPEL CERTIFICATE

         Tenant agrees on the Commencement Date, and from time to time thereafter, upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit G, certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid. Any such statements delivered pursuant to this Section 10.12 may be relied upon by any prospective purchaser or mortgage of premises which include the Premises or any prospective assignee of any such mortgagee. Landlord agrees to execute, acknowledge and deliver a similar estoppel certificate to Tenant as soon as reasonably possible after receipt of such request from Tenant.

10.13    WAIVER OF SUBROGATION

         Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon, shall if the other party so requests and it can be so written without additional premium or with any additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.14    BROKERAGE

         Tenant and Landlord represent and warrant to the other that they have dealt with no broker, other than those listed in Section 1.1, in connection with this transaction and agree to defend, indemnify and save each other harmless from and against any and all claims for a commission arising out of this Lease made by anyone, other than those listed in Section 1.1.

                                   ARTICLE XI
                                SECURITY DEPOSIT

                                (Not Applicable)


EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

TENANT:                        LANDLORD:

CARLETON CORPORATION           TECHNOLOGY PARK VIII
                               LIMITED PARTNERSHIP

                               By: The Gutierrez Company
                                   Managing Agent



By: /s/ Hem Desai              By: /s/ Arturo J. Gutierrez
    -------------------------      --------------------------------
    Hem Desai                      Arturo J. Gutierrez
    Chief Financial Officer        President
      and Treasurer

                                   EXHIBIT "C"

                   (SPECIFICATIONS OF LANDLORD'S CONSTRUCTION)

                        CARLETON CORPORATION - 11,881 RSF
                            700 Technology Park Drive
                                   Building IX
                            Billerica, Massachusetts


Description of "Landlord's Work":

1. Repaint only (no wall covering) damaged walls with one coat of latex paint as shown on attached Exhibit "A".

2.       Patch and repair damaged walls as shown on attached Exhibit "A".

3. Repair and/or replace damaged doors, frames and hardware as shown on attached Exhibit "A".

4. Furnish and install new door frames and hardware only in the area where the door frames are missing as shown on attached Exhibit "A".

5.       Replace damaged acoustical ceiling tiles.

6. Construct a hallway opening connecting the former RJO Enterprises and HFS suite(s) as shown on attached Exhibit "A".

7. Remove electrical outlets in the computer room and install normal 120 volt outlets necessary for normal office use at locations as determined by Landlord.

8.       Remove wall in office adjacent to UniKix space, and patch carpet, etc.

9.       Change lock on emergency exit door to normal egress hardware.

10.      Provide Tenant with keys to all offices.

                                   EXHIBIT "D"
                               LANDLORD'S SERVICES

I.       CLEANING

A.       General

         1. All cleaning work will be performed between 8:00 AM and midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

         2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.

B.       Daily Operations (5 times per week)

         1.       Tenant Areas

                  a. Empty and clean all waste receptacles. Wash receptacles as necessary.
                  b.       Vacuum all rugs and carpeted areas.
                  c.       Empty, damp-wipe and dry all ashtrays.

         2.       Lavatories

                  a.       Sweep and wash floors with disinfectant.
                  b.       Wash both sides of toilet seats with disinfectant.
                  c.       Wash all mirrors, basins, bowls, urinals.
                  d.       Spot-clean toilet partitions.
                  e. Empty and disinfect sanitary napkin disposal receptacles.
                  f. Refill toilet tissue, towel, soap and sanitary napkin dispensers.

         3.       Public Areas

                  a. Wipe down entrance doors and clean glass (interior and exterior).
                  b. Vacuum elevator carpets and wipe down doors and walls.

C.       Operations as Needed (but not less than every other day)

         1.       Tenant and Public Areas

                  a.       Buff all resilient floor areas every other day.
                  b.       Clean water coolers.

D.       Weekly Operations

         1.       Tenant Areas, Lavatories, Public Areas

                  a. Hand dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc. within normal reach.
                  b. Remove finger marks from private entrance doors, light switches, and doorways.
                  c.       Sweep all stairways.

E.       Monthly Operations

         1.       Tenant and Public Areas

                  a. Thoroughly vacuum seat cushions on chairs, sofas, etc. b. Vacuum and dust grillwork.

                  2.       Lavatories

                  a.       Wash down interior walls and toilet partitions.

F. As Required and Weather Permitting (but not less than three times per year)

         1.       Entire Building

                  a.       Clean inside of all windows.
                  b.       Clean outside of all windows.

G.       Yearly

         1.       Tenant and Public Areas

                  a.       Strip and wax all resilient tile floor areas.

II.      HEATING,  VENTILATING AND AIR CONDITIONING

         1. Heating, ventilation and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays), Monday through Friday, from 8:00 AM to 6:00 PM and Saturday from 8:00 AM to 1:00 PM.

         2. Maintenance on any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

III.     WATER

         Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.      ELEVATORS (If building is elevated)

         Elevators for the use of all tenants and the general public for access to and from all Doors of the Building, programming of elevators (including, but not limited to, service elevators), shall be as Landlord from time to time determines best for the Building as a whole.

V.       RELAMPING OF LIGHT FIXTURES

         Tenant will reimburse Landlord for relamping, ballasts and starters within the Premises.

VI.      CAFETERIA,  VENDING AND PLUMBING INSTALLATIONS

         1. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary. Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing. All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant's expense.

         2. Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the leased premises for its exclusive use (such as in coffee room, cafeteria or employee exercise area).

VII.     ELECTRICITY

         Tenant shall pay for all electricity consumed in Tenant's space. If not metered separately, Landlord shall reasonably estimate the cost of such electrical usage for Tenant's lights and plugs, and Tenant shall reimburse Landlord for such costs on a monthly basis. If Tenant's use of electrical energy in Tenant's Space is disproportionate to other tenants' use of electrical energy, Tenant shall also pay for all excess electricity consumed in Tenant's space as estimated by Landlord. Tenant's use of electrical energy in Tenant's space shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving Tenant's space. To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building's electrical system, Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 120 volts nominal, or which requires a single (dedicated) circuit without so providing, or make any alteration or addition to the electric system of the Tenant's space. Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefore shall be provided by Landlord and the cost thereto shall be paid by Tenant upon Landlord's demand.

                                   EXHIBIT "E"
                              RULES AND REGULATIONS

1. The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees, and visitors be used by them for any purpose other than for ingress and egress to and from the Premises. The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

2. No curtains, blinds, shades, screens, or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord, at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

3. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, shops, booths, stands, offices and toilet rooms, either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

4. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

5. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting their request in writing to the Building Manager's office no later than 2:00 PM the preceding workday (Monday through Friday) on forms available from the Building Manager. The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel who are authorized to make such requests. Charges are t be determined by the Building Manager on the additional hours of operations and shall be fair and reasonable and reflect the additional operating costs involved.

6. Tenant shall comply with all security measures from time to time established by Landlord for the Building.

7. Should Tenant's organization have a non-smoking policy presently in effect for their visitors and/or employees or institute such a policy during the term of this lease, Tenant shall set aside a smoking area within the leased premises, properly ventilated and/or with smoke filtration units, so as not to interfere with any fire protection devices, such as smoke detectors, or the quality of air recirculated in the building's HVAC system.

                                  EXHIBIT "G"
                              ESTOPPEL CERTIFICATE

         THIS CERTIFICATE is made to _________________ with respect to a Lease between _________________ as Landlord and the undersigned, covering a building located in ________________ , such lease being dated, _____________________ as amended by (list all amendments):

         The undersigned has been advised that Teachers Insurance and Annuity Association of America, as Trustee as aforesaid, with an address at 730 Third Avenue, New York, NY 10017 (the "Bank"), is about to enter into a transaction whereby the Bank is making a loan secured by the aforesaid real estate and the Lease to the undersigned, and under which the Bank may acquire an ownership interest in such real estate. In connection with this transaction, the entire interest of the Landlord under the Lease to the undersigned will be assigned to the Bank. The undersigned acknowledges that the Bank is and will be relying upon the truth, accuracy and completeness of this letter in proceeding with the transaction described above.

         The undersigned, for the benefit of the bank, their successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that:

1. The Lease is in full force and effect in accordance with its terms without modification or amendment except as noted above and the undersigned is the holder of the Tenant's interest under the Lease.

2. The undersigned is in possession of all of the Premises described in the Lease under and pursuant to the Lease and is doing business thereon; and the premises are completed as required by the Lease.

3. To the knowledge of the undersigned, the undersigned has no claims or offsets with respect to any of its obligations as Tenant under the Lease, and neither the undersigned nor the Landlord is claimed to be in default under the Lease.

4. The undersigned has not paid any rental or installments thereof in advance of the due date as set forth in the Lease.

5. The undersigned has no notice of prior assignment, hypothecation or pledge of rents of the Lease or the Landlord's interest thereunder or of the Tenant's interest thereunder.

6. The term of the Lease has commenced and is presently scheduled to expire on ___________. If there are any rights of extension or renewal under the terms of the Lease, the same have not, as of the date of this letter, been exercised.

7. Until such time as the Bank shall become the Landlord, if the undersigned should assert a claim that the Landlord has failed to perform an obligation to the undersigned under the terms of the Lease or otherwise, notice thereof shall promptly be furnished to the Bank at the address set forth above; and the undersigned agrees that the undersigned will not exercise any rights which the undersigned might otherwise have on account of any such failure until notice thereof has been give to the Bank, and the Bank has had the same opportunity to cure any such failure as the Landlord may have under the terms of the Lease.

8. Each of the statements set forth in Paragraphs 1 through 7 are true, accurate and complete except as follows (state specifically any exception):



DATED:

ATTEST:


                                              By:
                                                 ----------------------------


                                              By:
                                                 ----------------------------

                                   EXHIBIT "H"
                                OPTION TO EXTEND

         Provided Tenant is not in default under this Lease at the time of the exercise thereof, Tenant shall have one option to extend the term of this Lease for a period of three years, commencing at the expiration of the initial Lease Term, and such option to extend to be exercised by Tenant notifying Landlord in writing thereof, at least nine (9) months prior to the end of the initial Lease Term. The exercise of such option shall without the necessity of additional documentation, automatically extend the term of this Lease, except that: (i) there shall be no additional options to extend after the termination of this option; and (ii) the applicable Annual Base Rent shall be the "Market Rent" as set forth herein:

The Market Rent for the Premises shall be determined as follows:

(a) The Market Rent shall be proposed by Landlord within 45 days of receipt of Tenant's notice that it intends to exercise its option to extend the term (the "Landlord's Proposed Market Rent"). The Landlord's Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within 30 days of Tenant's receipt of Landlord's Proposed Market Rent, that Landlord's Proposed Market Rent is not satisfactory to Tenant ("Tenant's Rejection Notice").

(b) If the Market Rent is not otherwise agreed upon by Landlord and Tenant within 30 days after Landlord's receipt of Tenant's Rejection Notice, then the Market Rent shall be determined by the following appraisal procedure. Tenant shall provide Landlord with notice specifying the name and address of the appraiser designated by Tenant (the "Tenant's Appraisal Notice").

         Landlord shall within five days after receipt of Tenant's Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord. Such two appraisers shall, within 20 days after the designation of the second appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two appraisers shall have 20 days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraisers shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such appraisers shall fail to concur as to such determination within said 20 day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five days after said 20 day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant, and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association, or any successor thereto, or on his or her failure, refusal, or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

         All appraisers shall be real estate appraisers or consultants who shall have had at least seven years continuous experience in the business of appraising real estate in the suburban Boston area.

         The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall within ten days after the date of his or her designation, make an independent determination of the Market Rent.

         If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten percent (10%), the mean of the determinations of the three appraisers shall be the Market Rent for the Premises. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the other two appraisers whose determinations are closest in number by more than 10%, then the average of the determinations of the two closest appraisers shall be the Market Rent.

         The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

         Each party shall pay fees, costs and expenses of the appraiser selected by it and its own counsel fees and one-half of all other expenses and fees of any such appraisal.

         Notwithstanding the foregoing, the Annual Fixed Rent for the Extension Term shall not be less than the Annual Fixed Rent for the initial Lease Term.

                                   Page 2 of 2